Exhibit 10.2

PROMISSORY NOTE

$10,000,000.00	Los Angeles, California	April 24, 2026

FOR VALUE RECEIVED, QUICKLOGIC CORPORATION, a Delaware corporation (“Borrower”), promises to pay to SUNFLOWER BANK, N.A. (“Lender”), or its order, at its office located at 8117 Preston Road, Suite 220, Dallas, Texas 75225, or at such other place as the holder hereof may designate, in lawful money of the United States of America, the principal sum of Ten Million and No/100 Dollars ($10,000,000.00), or so much thereof as shall have been advanced and is outstanding together with interest, on the outstanding principal balance, until paid in full in accordance with the terms, conditions and provisions as hereinafter set forth in this Promissory Note (this “Note”).

1.    LOAN AGREEMENT. This Note is the “Note” as defined in that certain Loan and Security Agreement (the “Loan Agreement”) of even date herewith, entered into by and between Borrower and Lender, as it may be amended from time to time, and is subject to all of the terms and conditions thereof. All terms not defined herein shall have the same meaning as in the Loan Agreement. In the event of a conflict between the terms of this Note and the Loan Agreement, the terms of this Note shall prevail. Advances under this Note shall be made pursuant to Article 2 of the Loan Agreement.

2.    INTEREST RATE. Interest on the outstanding principal balance of this Note shall be computed and calculated based upon a three hundred sixty (360)-day year and actual days elapsed and shall accrue at the per annum rate (the “Note Rate”) equal to the greater of (i) five and one-half percent (5.50%) and (ii) “The Wall Street Journal Prime Rate”, as the rate may change from time to time, plus one-half of one percent (0.50%). The Wall Street Journal Prime Rate is and shall mean the variable rate of interest, on a per annum basis, which is announced and/or published in the Money Rates section of The Wall Street Journal from time to time as its “Prime Rate”. The Note Rate shall be redetermined whenever The Wall Street Journal Prime Rate changes. Borrower understands and acknowledges that The Wall Street Journal Prime Rate is one of Lender’s base rates, and only serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of Lender’s base rates. If The Wall Street Journal Prime Rate becomes unavailable during the term of this Note, Lender may designate a substitute index after notice to Borrower. Such substitution by Lender may include changing, adding or removing a margin, in Lender’s sole discretion. Borrower acknowledges that it understands that the calculation of interest based on the foregoing method will result in a higher effective rate of interest than if calculated on a three hundred sixty-five (365)-day year.

Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to the continuation of, administration of, submission of, calculation of or any other matter related to the Wall Street Journal Prime Rate, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the Wall Street Journal Prime Rate prior to its discontinuance or unavailability. Lender and its affiliates or other related entities may engage in transactions that affect the calculation of the Wall Street Journal Prime Rate any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. Lender may select information sources or services in its reasonable discretion to ascertain the Wall Street Journal Prime Rate, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Note, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

3.    PRINCIPAL AND INTEREST PAYMENTS. Interest shall be due and payable monthly, in arrears, commencing on June 1, 2026, and shall continue to be due and payable, in arrears, on the same day of each and every month thereafter until the Maturity Date (as hereinafter defined).

Upon the Maturity Date, the entire unpaid obligation outstanding under this Note and the other Loan Documents shall become due and payable in full.

All payments due hereunder, including payments of principal and/or interest, shall be made to Lender in United States Dollars and shall be in the form of immediately available funds acceptable to the holder of this Note.

4.   APPLICATION OF PAYMENTS. All payments received by Lender from, or for the account of Borrower, due hereunder shall be applied by Lender, in its sole and absolute discretion, in the following manner, or in any other order or manner as Lender chooses:

a.	First. To pay any and all interest due, owing and accrued;

b.	Second. To pay the outstanding principal balance of this Note; and

c.

Third. To pay any and all costs, advances, expenses or fees due, owing and, payable to Lender, or paid or incurred by Lender, arising from or out of this Note, the Loan Agreement, and any Loan Documents.

All records of payments received by Lender shall be maintained at Lender’s office, and the records of Lender shall, absent manifest error, be binding and conclusive upon Borrower. The failure of Lender to record any payment or expense shall not limit or otherwise affect the obligations of Borrower under this Note.

5.    MATURITY DATE. On April 24, 2029 (“Maturity Date”), the entire unpaid principal balance, and all unpaid accrued interest thereon, shall be due and payable without demand or notice. In the event that Borrower does not pay this Note in full on the Maturity Date then, as of the Maturity Date and thereafter until paid in full, the interest accruing on the outstanding principal balance hereunder shall be computed, calculated and accrued on a daily basis at the Default Rate (as hereinafter defined).

6.    UNPAID INTEREST, CHARGES AND COSTS. Interest, late charges, costs or expenses that are not received by Lender within ten (10) calendar days from the date such interest, late charges, costs, or expenses become due, shall, at the sole discretion of Lender, be added to the principal balance and shall from the date due bear interest at the Default Rate.

7.    HOLIDAY. Whenever any payment to be made under this Note shall be due on a day other than a Business Day, including Saturdays, Sundays and legal holidays generally recognized by banks doing business in California, then the due date for such payment shall be automatically extended to the next succeeding Business Day, and such extension of time shall in such cases be included in the computation of the interest portion of any payment due hereunder.

8.    NO OFFSETS OR DEDUCTIONS. All payments under this Note shall be made by Borrower without any offset, decrease, reduction or deduction of any kind or nature whatsoever, including, but not limited to, any decrease, reduction or deduction for, or on account of, any offset, present or future taxes, present or future reserves, imposts or duties of any kind or nature, that are imposed or levied by or on behalf of any government or taxing agency, body or authority by or for any municipality, state or country. If at any time, present or future, Lender shall be compelled by any Law, rule, regulation or any other such requirement which on its face or by its application requires or establishes reserves, or payment, deduction or withholding of taxes, imposts or duties to act such that it causes or results in a decrease, reduction or deduction (as described above) in payment received by Lender, then Borrower shall pay to Lender such additional amounts, as Lender shall deem necessary and appropriate, such that every payment received under this Note, after such decrease, reserve, reduction, deduction, payment or required withholding, shall not be reduced in any manner whatsoever.

9.    DEFAULT. An Event of Default under the Loan Agreement shall constitute a default under this Note (hereinafter “Default”). Upon the occurrence of a Default hereunder, Lender may, in its sole and absolute discretion, declare the entire unpaid principal balance, together with all accrued and unpaid interest thereon, and all other amounts and payments due hereunder, immediately due and payable, without notice or demand.

10.    DEFAULT RATE. From and after the occurrence of any Default in this Note whether by non-payment, maturity, acceleration, non-performance or otherwise, and until such Default has been cured, all outstanding amounts under this Note (including, but not limited to, interest, costs and late charges) shall bear interest at a per annum rate (“Default Rate”) equal to five percent (5%) over the Note Rate. Borrower acknowledges and agrees that (i) the Default Rate is not a penalty; (ii) the Default Rate is intended to compensate Lender for the internal administrative costs and expenses incurred by Lender for a defaulted loan (including, for example, staff costs arising from internal and regulatory reporting of delinquencies, additional underwriting analysis, in-house legal review, and credit committee reviews) over and above the economic costs associated with the loss of use of money and out of pocket costs otherwise subject to reimbursement pursuant to the Loan Agreement and the other Loan Documents; (iii) the amount of the Default Rate is a reasonable forecast of just compensation for the harm caused due to the Default; and (iv) the actual damage resulting from a Default is incapable or very difficult of accurate estimation.

11.    PREPAYMENT. Borrower shall have the right at any time, and from time to time, following prior or contemporaneous written notice to Lender, to prepay all or any portion of the principal amount outstanding on the Note, without premium or penalty. Any such prepayment shall not result in a reamortization, deferral, postponement, suspension or waiver of any and all other payments due under this Note.

12.    LATE CHARGES. Time is of the essence for all payments and other obligations due under this Note. Borrower acknowledges that if any payment required under this Note is not received by Lender within ten (10) calendar days after the same becomes due and payable, Lender will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by Lender by reason of such administrative expenses and loss of the use of funds would be impracticable or extremely difficult to ascertain, Borrower agrees that five percent (5%) of the amount of the delinquent payment, together with interest accruing on the entire principal balance of this Note at the Default Rate, as provided above, shall be the amount of damages which Lender is entitled to receive upon Borrower’s failure to make a payment of principal or interest when due, in compensation therefor. Therefore, Borrower shall, in such event, without further demand or notice, pay to Lender, as Lender’s monetary recovery for such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of the delinquent payment (in addition to interest at the Default Rate). The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of Borrower to make timely payments hereunder. Nothing in this Note shall be construed as in any way giving Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of Lender to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of Lender to collect such delinquent payments and any other amounts provided to be paid hereunder or under any of the Loan Documents, or to declare a default hereunder or under any of the Loan Documents.

13.    SECURITY AND ACCELERATION. This Note is secured by, among other things, the Collateral pursuant to the Loan Agreement. The Loan Agreement contains, among other provisions, a provision for the immediate acceleration of this Note upon the occurrence of any Default hereunder, any Event of Default under the Loan Agreement, or upon any sale, transfer, conveyance, encumbrance and/or alienation of Borrower’s right, title or interest (or any portion thereof) in the Collateral described in the Loan Agreement, unless and except to the extent expressly permitted by the Loan Agreement. Reference is made to the Loan Agreement for the specific provisions thereof.

14.    COSTS AND EXPENSES. Borrower hereby agrees to pay any and all costs or expenses paid or incurred by Lender by reason of, as a result of, or in connection with this Note, or the other Loan Documents, including, but not limited to, any and all attorneys’ fees and related costs whether such costs or expenses are paid or incurred in connection with the enforcement of this Note and the other Loan Documents, or any of them, the protection or preservation of the collateral or security for this Note or any other rights, remedies or interests of Lender, whether or not suit is filed. Borrower’s agreement to pay any and all such costs and expenses includes, but is not limited to, costs and expenses incurred in or in connection with any bankruptcy proceeding, in enforcing any judgment obtained by Lender and in connection with any and all appeals therefrom, and in connection with the monitoring of any bankruptcy proceeding and its effect on Lender’s rights and claims for recovery of the amounts due hereunder, any proceeding concerning relief from the automatic stay, use of cash collateral, proofs of claim, approval of a disclosure statement or confirmation of, or objections to confirmation of, any plan of reorganization. All such costs and expenses are immediately due and payable to Lender by Borrower whether or not demand therefor is made by Lender.

15.    WAIVERS. Borrower hereby waives grace, diligence, presentment, demand, notice of demand, dishonor, notice of dishonor, protest, notice of protest, any and all exemption rights against the indebtedness evidenced by this Note and the right to plead any statute of limitations as a defense to the repayment of all or any portion of this Note, and interest thereon, to the fullest extent allowed by law, and all compensation of cross-demands pursuant to California Code of Civil Procedure Section 431.70. No delay, omission or failure on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or any other right or remedy of Lender.

16.    MAXIMUM LEGAL RATE. This Note is subject to the express condition that at no time shall Borrower be obligated, or required, to pay interest on the principal balance at a rate which could subject Lender to either civil or criminal liability as a result of such rate being in excess of the maximum rate which Lender is permitted to charge. If, by the terms of this Note, Borrower is, at any time, required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and any portion of all prior interest payments in excess of such maximum rate shall be applied, or shall retroactively be deemed to have been payments made, in reduction of the principal balance, as the case may be.

17.    AMENDMENT; GOVERNING LAW. This Note may be amended, changed, modified, terminated or canceled only by a written agreement signed by the party against whom enforcement is sought for any such action. This Note shall be governed by, and construed under, the Laws of the State of California.

18.    AUTHORITY. Borrower, and each person executing this Note on Borrower’s behalf, hereby represents and warrants to Lender that, by its execution below, Borrower has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Borrower without exception or limitation. In the event that this Note is executed by more than one person or entity, the liability hereunder shall be joint and several. Any married person who is obligated on this Note, directly or indirectly, agrees that recourse may be had to such person’s separate property in addition to any and all community property of such person.

19.    USA PATRIOT ACT NOTICE. Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan.  Lender will ask for Borrower’s legal name, address, tax ID number or social security number, and other identifying information.  Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of Borrower or other related persons.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

BORROWER:

QUICKLOGIC CORPORATION,

a Delaware corporation

By:   /s/ Elias Nader

Name:   Elias N. Nader

Its:   CFO & Senior VP of Finance

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